Exhibit 99.1

***CORRECTED PRESS RELEASE;
INCLUDES OFFER PRICE PER SHARE CORRECTION FROM $31.00 to $31.80***
ROBBINS & MYERS SIGNS AGREEMENT TO ACQUIRE T-3
$422 Million Acquisition Creates Stronger Energy Platform for Global Growth;
Expected to Be Accretive in First Full Year of Ownership
DAYTON, OHIO and HOUSTON, TEXAS, October 6, 2010...Robbins & Myers, Inc. (NYSE:RBN), a diversified industrial company supplying engineered equipment and systems for the global energy, industrial, chemical and pharmaceutical markets; and T-3 Energy Services, Inc. (Nasdaq:TTES) a provider of oilfield and pipeline products and services; jointly announced today that their respective boards of directors have unanimously approved an agreement for Robbins & Myers to acquire T-3 in a transaction valued at approximately $422 million, net of cash assumed.
Under the terms of the agreement, for each share of T-3 common stock, T-3 stockholders will receive 0.894 common shares of Robbins & Myers plus $7.95 in cash. Based on yesterday’s closing prices, this represents a value of $31.80 per share of T-3 common stock and a premium of approximately 17% to T-3’s closing share price as of October 5, 2010. Upon closing, and reflecting the issuance of new Robbins & Myers shares, T-3 stockholders collectively will own approximately 27% of Robbins & Myers’ outstanding shares. T-3 expects the stock portion of the consideration to be received tax-free by its shareholders.
Robbins & Myers expects the transaction to be accretive to Robbins & Myers’ earnings per share during the first full year of ownership excluding one-time transaction costs. The transaction is expected to generate approximately $9 million of annual cost synergies in fiscal 2012, primarily from corporate cost reductions and purchasing efficiencies.
“The acquisition of T-3 will significantly expand Robbins & Myers’ attractive energy business within our Fluid Management Group, creating a strategic platform with better scale to support future growth and global expansion,” said Peter C. Wallace, President and Chief Executive Officer of Robbins & Myers. “T-3 is a highly complementary business for Robbins & Myers, operating ‘close to the customer’ with a strong aftermarket business. Our business models are similar, and there is very little overlap in our product and service offerings. Accordingly, this acquisition will enable us to offer a broader set of products and services to our combined customer base. Beyond the business rationale, the transaction creates attractive cost synergies and maintains our debt-free balance sheet, placing us in an even better position to execute our diversified industrial strategy and create value for shareholders.”
Steve Krablin, T-3’s Chairman, President and Chief Executive Officer, said, “We are pleased to have reached an agreement with Robbins & Myers that is compelling for T-3 stockholders, both immediately and over the longer term. The combination of the two companies improves prospects for both businesses through a more comprehensive product offering, a larger sales and service footprint, and greater capabilities to grow in global energy markets. We believe all

T-3 stakeholders – stockholders, customers and employees alike – will benefit from their participation in the larger company.”
The proposed merger is subject to the approval of a majority of the outstanding shares of T-3 common stock, and two-thirds of the outstanding Robbins & Myers common shares, as well as other customary regulatory approvals. Robbins & Myers and T-3 intend to file a joint proxy statement/prospectus with the Securities and Exchange Commission as soon as possible. The transaction is expected to close later this calendar year or early next year. Following completion of the transaction, the combined company will be led by Robbins & Myers’ existing management and board of directors and will remain headquartered in Dayton, Ohio.
UBS Securities LLC is acting as financial advisor and Thompson Hine LLP is acting as legal counsel for Robbins & Myers. For T-3, Simmons & Company International is acting as financial advisor and Vinson & Elkins LLP is acting as legal counsel.
Conference Call to Be Held Today, October 6 at 3:00 PM (Eastern)
A conference call to discuss this acquisition, as well as Robbins & Myers’ fourth quarter and full year fiscal 2010 business results, has been scheduled for 3:00 PM Eastern on Wednesday, October 6, 2010. The call can be accessed at each company’s website (www.robn.com and www.t3energy.com) or by dialing 866-713-8565 (US/Canada) or +1- 617-597-5324, using conference ID # 53995824. Replays of the call can be accessed by dialing 888-286-8010 (U.S./Canada) or +1-617-801-6888, both using replay ID # 66648343.
About Robbins & Myers
Robbins & Myers, Inc. is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets.
About T-3
T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers for drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas.
Forward-Looking Statements
Statements set forth in this press release that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to shareholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing), the attributes of T-3 Energy Services, Inc. (T-3) as a subsidiary of Robbins & Myers, Inc. (R&M) and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the shareholders of R&M or the stockholders of T-3 to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approvals; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger; competitive responses to the proposed merger; costs and difficulties related to integration of T-3’s businesses and operations; delays, costs and difficulties relating to the proposed merger; the inability to or delay in obtaining cost savings and synergies from the merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas, which has been significantly impacted by the worldwide recession and the worldwide financial and credit crisis; a significant decline in capital expenditures; the ability to realize the benefits of restructuring programs; increases in competition; changes in the availability and cost of raw materials; foreign exchange rate fluctuations as well as economic or political instability in international markets and performance in hyperinflationary environments, such as Venezuela; work stoppages related to union negotiations; customer order cancellations; the possibility of product liability lawsuits that could harm our businesses; events or circumstances which result in an impairment of, or valuation against, assets; the potential impact of U.S. and foreign legislation, government regulations, and other governmental action, including those relating to export and import of products and materials, and changes in the interpretation and application of such laws and regulations; the outcome of audit, compliance, administrative or investigatory reviews; proposed changes in U.S. tax law which could impact our future tax expense and cash flow; decline in the market value of our pension plan investment portfolios; and other important risk factors discussed more fully in R&M’s and T-3’s reports on Form 10-K for the years ended August 31, 2009 and December 31, 2009, respectively; their respective recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; their joint proxy statement/prospectus to be filed with the Securities and Exchange Commission (“SEC”); and other reports filed by them from time to time with the SEC. Neither R&M nor T-3 undertakes any obligation to revise or update publicly any forward-looking statements for any reason.
Additional Information
In connection with the proposed merger, R&M and T-3 intend to file documents relating to the proposed merger with the SEC, including a registration statement of R&M, which will include a joint proxy statement of R&M and T-3. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT R&M, T-3 AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the registration statement and the joint proxy statement/prospectus (when they are available) and other documents containing information about R&M and T-3, without charge, at the SEC’s web site at www.sec.gov. Copies of R&M’s SEC filings also may be obtained for free by directing a request to Robbins & Myers, Inc., 51 Plum Street, Suite 260, Dayton , Ohio 45440, +1-(937)-458-6600. Copies of T-3’s SEC filings also may be obtained for free by directing a request to T-3 Energy Services, Inc., 7135 Ardmore, Houston, Texas 77054, +1-713-996-4110.
Participants in the Solicitation
R&M and T-3 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the proposed merger. Information about these persons can be found in R&M’s Annual Report on Form 10-K for its fiscal year ended August 31, 2009, as filed with the SEC on October 26, 2009, R&M’s proxy statement relating to its 2010 Annual Meeting of Shareholders, as filed with the SEC on December 4, 2009, T-3’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 30, 2010, and T-3’s Current Report on
Form 8-K

filed with the SEC on June 16, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information about the special interests of these persons in the proposed merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed merger.
Contacts:
Robbins & Myers, Inc.
Investors: Chris Hix, Chief Financial Officer, +1-937-458-6600
Press Contact: Peter Wallace, Chief Executive Officer, +1-937-458-6600
T-3 Energy Services, Inc.
Investors and Press Contact: James M. Mitchell, Senior Vice President and Chief Financial Officer, +1-713-996-4118